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                                                                  EXHIBIT h.(vi)

                              AMENDMENT NUMBER 5 TO
                      TRANSFER AGENCY AND SERVICE AGREEMENT

      Pursuant to the Transfer Agency and Service Agreement between THE HARTFORD MUTUAL FUNDS, INC. and HARTFORD ADMINISTRATIVE SERVICES COMPANY dated as of November 1, 2001, THE HARTFORD CAPITAL APPRECIATION FUND II, THE HARTFORD FLOATING RATE FUND AND THE HARTFORD SELECT MIDCAP VALUE FUND are hereby included as new Funds in accordance with the Additional Funds provision of Section 10 of the Agreement. All provisions in the Agreement shall apply to The Hartford Capital Appreciation Fund II, The Hartford Floating Rate Fund and The Hartford Select MidCap Value Fund.

                                THE HARTFORD MUTUAL FUNDS, INC.
                                on behalf of:
                                The Hartford Capital Appreciation Fund II
                                The Hartford Floating Rate Fund
                                The Hartford Select MidCap Value Fund.

                                By: /s/ David M. Znamierowski
                                    -----------------------------------
                                    David M. Znamierowski
                                    President

                                HARTFORD ADMINISTRATIVE SERVICES COMPANY

                                By: /s/ David M. Znamierowski
                                    -----------------------------------
                                    David M. Znamierowski
                                    Executive Vice President

Effective Date: April 29, 2005